Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Investor Relations

703-742-5393

InvestorRelations@quadramed.com

QUADRAMED CORPORATION ANNOUNCES Q3 2009 RESULTS

Revenues of $35.8 Million

Income from Operations of $2.0 Million

Adjusted Non-GAAP EBITDA of $3.5 Million

RESTON, VA – (November 5, 2009) — QuadraMed Corporation (NASDAQ: QDHC) announced today that it will report net income of $1.5 million before preferred stock dividends for the three months ended September 30, 2009, compared to $2.5 million for the same period in 2008. For the nine months ended September 30, 2009, the Company had net income before preferred stock dividends of $3.8 million, compared to $4.6 million for the same period in 2008.

For the three months ended September 30, 2009, the Company had revenues of $35.8 million, gross margin of 59% and operating expenses of $19.3 million. These compare to revenues of $38.6 million, gross margin of 60% and operating expenses of $19.1 million for the same period in 2008. For the nine months ended September 30, 2009, the Company had revenues of $106.7 million, gross margin of 59% and operating expenses of $58.1 million. These compare to revenues of $111.9 million, gross margin of 58% and operating expenses of $57.9 million for the same period in 2008.

Income from operations was $2.0 million for the three months ended September 30, 2009, compared to $4.0 million for the three months ended September 30, 2008, and $5.0 million and $7.2 million for the nine-month periods ended September 30, 2009 and 2008, respectively. Adjusted Non-GAAP EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization, before stock-based compensation, severance and loss on sale of assets) was $3.5 million for the three months ended September 30, 2009, compared to $5.9 million for the same period in 2008. For the nine months ended September 30, 2009, the Company had adjusted Non-GAAP EBITDA of $11.4 million, compared to $14.9 million for the nine months ended September 30, 2008.

The three month and nine month periods ended September 30, 2008 included revenue of $1.5 million and $2.5 million respectively, related to contracts that were completed in periods prior to 2008. The costs related to these contracts were recognized in the periods of origin; consequently, the reported gross margins, net income and adjusted Non-GAAP EBITDA and other measures also include the $1.5 million and $2.5 million, respectively for the quarterly and year-to-date periods ended September 30, 2008. The nine-month period ended September 30, 2008 also includes a $1.1 million loss on the sale of the Company’s Australia-based lab and radiology assets and the nine-month period ended September 30, 2009 included severance of $1.7 million associated with executive management changes. In addition to the above, the decreases in income from operations and Adjusted Non-GAAP EBITDA for the 2009 periods when compared to the corresponding 2008 periods were primarily driven by lower revenue and resultant gross margins in the 2009 periods.

The Company will also report net income attributable to common shareholders of $0.1 million, or $0.02 per basic and diluted share for the three months ended September 30, 2009, compared to net income attributable to common shareholders of $1.1 million, or $0.12 per basic and diluted share for the same period in 2008. The Company will also report a net loss attributable to common shareholders of $0.4 million, or $(0.05) per basic and diluted share for the nine months ended September 30, 2009, compared to net income attributable to common shareholders of $0.4 million, or $0.05 per basic and diluted share during the nine month period ended September 30, 2008.

Cash used in operations was $2.0 million for the three months ended September 30, 2009 compared to cash provided by operations of $2.4 million for the three months ended September 30, 2008; the difference between the three-month periods was due primarily to a decrease in net income during the 2009 period compared to 2008, and a decrease in working capital between periods. Cash used in operations was $3.7 million for the nine months ended September 30, 2009 compared to cash provided by operations of $14.5 million for the nine months ended September 30, 2008; the difference between nine-month periods was primarily attributable to the timing of payments related to our Veterans Health Administration contract and the payment of executive severance costs in 2009. Cash and investments decreased by $8.9 million during the nine months ended September 30, 2009 to $19.0 million, from $27.9 million at December 31, 2008. During October 2009, the Company invoiced the Department of Veterans Affairs for the $20.5 million annual license fee associated with the Task Order renewal for the Department of Veterans Affairs’ 2010 fiscal year, and payment has been received in full for this license.

Software development expenses during the current quarter of $9.3 million, or 26% of revenue, compare to $8.3 million, or 22% of revenue in the 2008 quarter; the increase in software development expenses reflect the initiatives the Company announced in March with respect to, among other things, the certification of its software in order to assist customers in meeting the criteria for meaningful use of certified electronic health record technology as currently contemplated by the American Recovery and Reinvestment Act of 2009 (ARRA).

As previously announced, during the current quarter, the Company signed four new significant license agreements to install QCPR Clinical Information Systems at three hospital systems in the United States and one hospital system in Canada. Also on October 21, 2009, the Department of Veterans Affairs awarded the Company a Task Order contract under its existing Blanket Purchase Agreement (the “Task Order”). The Task Order has a stated value of approximately $24.1 million and includes (i) a renewal of the Department of Veterans Affairs term license for QuadraMed’s Encoder and VIP software, and (ii) related training services for all Veterans Affairs Medical Centers nationwide for the government’s fiscal year 2010.

“We are pleased with the extension of our relationship with the Department of Veterans Affairs and our four new QCPR agreements. However, the economic environment continues to provide a headwind for our performance,” said Duncan W. James, QuadraMed’s Chief Executive Officer. “We have increased our product development initiatives during 2009 to provide our customers with a platform to meet the criteria for meaningful use in order to maximize the benefits available to them from ARRA. In addition, we remain focused on our product roadmap so that we will be well positioned to provide solutions to our customers in 2010 and future years,” added James.

Management will review these results in an investment community conference call at 5:00 PM Eastern (2:00 PM Pacific) on Thursday, November 5, 2009. To ensure fair dissemination of information, no inquiries of management should be made regarding QuadraMed’s results until after the conference call. A brief question and answer period will follow management’s presentation. The dial-in number for the conference call is 800-974-2159 domestic and 973-638-3397 international. Callers should dial in by 4:45 PM Eastern (1:45 PM Pacific) to register. The call will also be webcast live and available to the public via the Investor Relations section of QuadraMed’s webpage at www.quadramed.com. Please note that the webcast is listen-only. Listeners should access the website at 4:45 PM Eastern (1:45 PM Pacific) to register and to download and install any necessary audio software. A digital recording of the conference will be available for replay two hours after the live call is completed. The replay will be available until midnight, November 14, 2009. Replay telephone numbers are 800-642-1687 or 706-645-9291; conference ID 39069333.

Attachments	Exhibit 1	Condensed Consolidated Balance Sheets (unaudited) as of September 30, 2009 and December 31, 2008

	Exhibit 2	Condensed Consolidated Statements of Operations (unaudited) for the Three Months Ended September 30, 2009 and 2008 and the Nine Months Ended September 30, 2009 and 2008

	Exhibit 3	Condensed Consolidated Statements of Cash Flows (unaudited) for the Three Months Ended September 30, 2009 and 2008 and the Nine Months Ended September 30, 2009 and 2008

	Exhibit 4	Reconciliation of EBITDA and Non-GAAP Measurements (unaudited) for the Three Months Ended September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008, September 30, 2008, June 30, 2008, March 31, 2008, and December 31, 2007.

	Exhibit 5	Reconciliation of EBITDA and Non-GAAP Measurements (unaudited) for the Nine Months Ended September 30, 2009 and September 30, 2008

About Adjusted EBITDA and other Non-GAAP Measurements

The Company’s use and presentation of the terms EBITDA, Adjusted EBITDA and other Non-GAAP measurements included in this press release and Exhibits 4 and 5 hereto, and the reconciliations of those items to the most directly comparable GAAP financial measure with equal or greater prominence as the non-GAAP financial measures, have been prepared in direct response to questions from its investors and other interested parties. Although the Company has frequently discussed these reconciling items when they occur, both in its filings as well as in investment community conference calls that are open to the public at large, many inquiries are still made as to the nature of these items, and the impact of removing these items from the GAAP financial results. As a result, the Company believes it is important to provide these reconciliations, so that the requesting investors will not have to perform the arithmetic themselves and so that all interested parties will benefit from the disclosures and reconciliations, through a straightforward and unambiguous presentation. The Company believes that the use and presentation of the terms EBITDA, Adjusted EBITDA and the other non-GAAP financial measures is useful because it allows readers of its financial information to evaluate its performance for different periods on a more comparable basis by excluding items that are unique in nature such as non-cash compensation, or do not relate to the ongoing operation of its core business. The items presented in calculating Adjusted EBITDA and other Non-GAAP measurements represent specific events or items as follows (please see Exhibits 4 and 5 to this press release):

•

Cash Severance – costs associated with payments to former executive officers of the Company in the three-month periods ended June 30, 2009 and March 31, 2009, and restructuring and downsizing of the Company’s employee base during the three-month periods ended March 31, 2008, June 30, 2008 and December 31, 2008;

•

Non-cash Compensation – the costs of employee stock options and restricted stock; the three-month periods ended June 30, 2009 and March 31, 2009 include $0.2 million and $0.3 million, respectively, related to the acceleration of employee stock option expense to former executive officers of the Company upon their respective resignations from the Company;

•

Tax benefit, Net – the amount recorded in the three-month period ended December 31, 2007 resulting from the release of a portion of the reserve against the Company’s deferred tax assets, net of deferred income tax expense recorded in the period;

•	Strategic Initiatives – the expenses recorded in connection with merger and acquisition activities during the three-month period ended December 31, 2007;

•	Employment Matters – the cost of the Company’s review of wage/hour classifications for certain employees during the three-month period ended December 31, 2007;

•

Loss on Sale of Assets – a one-time loss for accounting purposes recorded in connection with the Company’s April 2008 sale of its Australia-based lab and radiology business, with operations in Australia, New Zealand and the United Kingdom.

About QuadraMed Corporation

QuadraMed® – (NASDAQ: QDHC) is a leading provider of healthcare technologies and services that help turn quality care into positive financial outcomes. QuadraMed provides innovative solutions that streamline processes, ensure compliance and help healthcare professionals deliver quality patient care. Behind the Company’s products and services is a staff of 600 professionals whose experience and dedication have earned QuadraMed the trust and loyalty of clients at over 2,000 healthcare provider facilities. For more information about QuadraMed, visit http://www.quadramed.com.

Cautionary Statement on Risks Associated with QuadraMed Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “target,” “goal,” “project,” “anticipate,” “predict,” “intend,” “plan,” “estimate,” “may,” “will,” “should,” “could” and similar expressions and their negatives are intended to identify such statements. Forward-looking statements are not guarantees of future performance, anticipated trends or growth in businesses, or other characterizations of future events or circumstances and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by QuadraMed described in documents filed with the Securities and Exchange Commission (“SEC”) from time to time. QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective holders.

Exhibit 1

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

ASSETS	September 30, 2009	December 31, 2008
Current assets
Cash and cash equivalents	$7,879	$20,649
Short-term investments	7,650	4,213
Accounts receivable, net of allowance for doubtful accounts of $1,402 and $1,052, respectively	27,384	20,843
Unbilled receivables	6,817	6,177
Deferred contract expenses	5,678	5,005
Prepaid royalty expenses	1,094	7,831
Prepaid expenses and other current assets, net of allowance on other receivable of $919, respectively	4,330	4,485
Deferred tax asset, net of valuation allowance	6,241	6,240

Total current assets	67,073	75,443

Restricted cash	1,522	1,444
Long-term investments	3,506	3,043
Property and equipment, net of accumulated depreciation and amortization of $19,169 and $17,732, respectively	3,556	3,895
Goodwill	35,632	35,632
Other amortizable intangible assets, net of accumulated amortization of $30,932 and $29,305, respectively	7,760	9,387
Other long-term assets	2,831	2,829
Deferred tax asset, net of valuation allowance	48,009	47,921

Total assets	$169,889	$179,594

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$5,794	$4,705
Accrued payroll and related benefits	5,221	7,228
Accrued exit cost of facility closing	346	888
Income tax payable	2,079	688
Other accrued liabilities	3,491	4,721
Dividends payable	1,375	1,375
Deferred revenue	43,004	53,190

Total current liabilities	61,310	72,795

Other long-term liabilities	1,458	1,834

Total liabilities	62,768	74,629

Commitments and Contingencies

Stockholders’ equity
Preferred stock, $0.01 par, 5,000 shares authorized, 4,000 shares issued and outstanding, respectively	96,144	96,144
Common stock, $0.01 par, 30,000 shares authorized; 9,471 and 9,451 shares issued and 8,307 and 8,287 outstanding, respectively	95	95
Shares held in treasury, 1,164, respectively	(9,031)	(9,031)
Additional paid-in-capital	317,868	316,027
Accumulated other comprehensive loss	(987)	(1,675)
Accumulated deficit	(296,968)	(296,595)

Total stockholders’ equity	107,121	104,965

Total liabilities and stockholders’ equity	$169,889	$179,594

Exhibit 1 to Press Release Dated November 5, 2009

Exhibit 2

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended, September 30,		Nine months ended, September 30,
	2009	2008	2009	2008
Revenue
Services	$5,803	$5,930	$16,441	$17,102
Maintenance	16,849	18,205	49,349	51,734
Installation and other	3,064	3,153	9,133	9,614

Services and other revenue	25,716	27,288	74,923	78,450

Term licenses	8,500	8,099	25,925	23,651
Perpetual licenses	1,446	3,127	5,454	9,260

License revenue	9,946	11,226	31,379	32,911
Hardware	140	75	387	505

Total revenue	35,802	38,589	106,689	111,866

Cost of revenue
Cost of services and other revenue	10,502	11,487	31,615	34,324

Royalties and other	3,592	3,671	10,944	11,365
Amortization of acquired technology and capitalized software	219	245	676	756

Cost of license revenue	3,811	3,916	11,620	12,121

Cost of hardware revenue	217	64	361	328

Total cost of revenue	14,530	15,467	43,596	46,773

Gross margin	21,272	23,122	63,093	65,093

Operating expense
General and administration	4,876	5,027	16,619	14,907
Software development	9,316	8,328	25,937	25,362
Sales and marketing	4,247	4,968	13,117	14,105
Loss on sale of assets	—	46	—	1,161
Amortization of intangible assets and depreciation	856	761	2,387	2,400

Total operating expenses	19,295	19,130	58,060	57,935

Income from operations	1,977	3,992	5,033	7,158

Other income (expense)
Interest expense, includes non-cash charges of $14, $18 and $47, $54	(16)	(26)	(51)	(99)
Interest income	58	136	179	460
Other income, net	160	1	268	9

Other income, net	202	111	396	370

Income from operations before income taxes	$2,179	$4,103	$5,429	$7,528
Provision for income taxes	(669)	(1,634)	(1,677)	(2,963)

Net Income	1,510	2,469	3,752	4,565
Preferred stock dividends declared	(1,375)	(1,375)	(4,125)	(4,125)

Net income (loss) attributable to common shareholders	$135	$1,094	$(373)	$440

Income (loss) per share
Basic	$0.02	$0.12	$(0.05)	$0.05
Diluted	$0.02	$0.12	$(0.05)	$0.05

Weighted average shares outstanding
Basic	8,300	8,931	8,296	8,930

Diluted	8,324	8,962	8,296	8,963

Exhibit 2 to Press Release Dated November 5, 2009

Exhibit 3

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Cash flows from operating activities
Net income	$1,510	$2,469	$3,752	$4,565
Adjustments to reconcile net income to net cash (used in ) provided by operating activities:
Depreciation and amortization	1,075	1,006	3,063	3,156
Deferred compensation amortization	—	85	—	273
Stock-based compensation	295	805	1,740	2,445
Provision for bad debts	322	34	894	164
Provision for income taxes	669	1,634	1,677	2,963
Loss on sale of assets	—	46	—	1,161

Changes in operating assets and liabilities:
Accounts receivable	(4,776)	(1,835)	(8,075)	(3,861)
Prepaid expenses and other	2,515	3,271	5,889	866
Accounts payable and accrued liabilities	(704)	960	(2,425)	(8,355)
Deferred revenue	(2,951)	(6,081)	(10,186)	11,155

Cash (used in) provided by operating activities	(2,045)	2,394	(3,671)	14,532

Cash flows from investing activities
Decrease (increase) in restricted cash	6	173	(78)	833
Purchases of available-for-sale securities	(8,161)	(190)	(15,837)	(4,220)
Proceeds from sale of available-for-sale securities	9,210	190	11,734	6,049
Payment of acquisition costs	—	(10)	—	(56)
Purchases of property and equipment	(588)	(577)	(1,097)	(1,420)
Proceeds from sale of assets	—	—	—	106

Cash provided by (used in) investing activities	467	(414)	(5,278)	1,292

Cash flows from financing activities
Payment of preferred stock dividends	(1,375)	(1,375)	(4,125)	(4,125)
Proceeds from issuance of common stock and other	53	395	101	544
Repurchase of common stock	—	—	—	(3,728)

Cash used in financing activities	(1,322)	(980)	(4,024)	(7,309)

Effect of exchange rate changes on cash	26	(193)	203	(224)

Net (decrease) increase in cash and cash equivalents	(2,874)	807	(12,770)	8,291

Cash and cash equivalents, beginning of period	10,753	14,603	20,649	7,119

Cash and cash equivalents, end of period	$7,879	$15,410	$7,879	$15,410

Exhibit 3 to Press Release Dated November 5, 2009

Exhibit 4

QUADRAMED CORPORATION

Reconciliation of EBITDA and Non-GAAP Measurements

(in thousands, except percentages)

(unaudited)

	For the Three Month Periods Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/08	6/30/08	3/31/08	12/31/07

EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)

Net income, as reported	$1,510	$1,045	$1,197	$2,600	$2,469	$1,787	$309	$56,674

Adjustments to Net Income for EBITDA
Interest Expense	16	16	19	23	26	42	31	20
Interest Income	(58)	(70)	(51)	(114)	(136)	(158)	(166)	(364)
Provision (benefit) for Income Taxes	669	426	582	1,061	1,634	1,151	178	(52,821)
Depreciation and Amortization	1,075	1,009	979	983	1,091	1,159	1,180	1,323

Subtotal Non-GAAP Adjustments for EBITDA	1,702	1,381	1,529	1,953	2,615	2,194	1,223	(51,842)

EBITDA	$3,212	$2,426	$2,726	$4,553	$5,084	$3,981	$1,532	$4,832

EBITDA % to Revenue	9.0%	6.8%	7.8%	11.8%	13.2%	10.5%	4.3%	11.8%

Non-GAAP Adjustments to EBITDA
Non-cash Compensation	295	598	847	410	805	841	799	928
Severance	10	300	982	11	—	161	561	—
Loss on Sale of Assets	—	—	—	(333)	—	1,115	—	—

Subtotal Non-GAAP Adjustments to EBITDA	305	898	1,829	88	805	2,117	1,360	928

Adjusted Non-GAAP EBITDA	$3,517	$3,324	$4,555	$4,641	$5,889	$6,098	$2,892	$5,760

Adjusted Non-GAAP EBITDA % to Revenue	9.8%	9.3%	13.0%	12.0%	15.3%	16.1%	8.2%	14.1%

Non-GAAP Net Income before Preferred Stock Accretion

Net income, as reported	$1,510	$1,045	$1,197	$2,600	$2,469	$1,787	$309	$56,674

Non-GAAP adjustments to Net income
Non-cash Compensation	295	598	847	410	805	841	799	928
Cash Severance	10	300	982	11	—	161	561	—
Strategic Initiatives	—	—	—	—	—	—	—	57
Tax benefit, Net	—	—	—	—	—	—	—	(52,898)
Employment Matters	—	—	—	—	—	—	—	(374)
Loss on Sale of Assets	—	—	—	(333)	—	1,115	—	—

Subtotal Non-GAAP adjustments	305	898	1,829	88	805	2,117	1,360	(52,287)

Non-GAAP Net income	$1,815	$1,943	$3,026	$2,688	$3,274	$3,904	$1,669	$4,387

Other Information

Revenue	$35,802	$35,768	$35,119	$38,569	$38,589	$37,986	$35,291	$40,874
Costs of Revenue	$14,530	$14,575	$14,491	$16,050	$15,467	$15,760	$15,546	$16,167

Gross Margin	$21,272	$21,193	$20,628	$22,519	$23,122	$22,226	$19,745	$24,707

Gross Margin %	59%	59%	59%	58%	60%	59%	56%	60%

About Adjusted EBITDA and other Non-GAAP Measurements

The Company’s use and presentation of the terms EBITDA, Adjusted EBITDA and other Non-GAAP measurements included in this press release and Exhibits 4 and 5 hereto, and the reconciliations of those items to the most directly comparable GAAP financial measure with equal or greater prominence as the non-GAAP financial measures, have been prepared in direct response to questions from its investors and other interested parties. Although the Company has frequently discussed these reconciling items when they occur, both in its filings as well as in investment community conference calls that are open to the public at large, many inquiries are still made as to the nature of these items, and the impact of removing these items from the GAAP financial results. As a result, the Company believes it is important to provide these reconciliations, so that the requesting investors will not have to perform the arithmetic themselves and so that all interested parties will benefit from the disclosures and reconciliations, through a straightforward and unambiguous presentation. The Company believes that the use and presentation of the terms EBITDA, Adjusted EBITDA and the other non-GAAP financial measures is useful because it allows readers of its financial information to evaluate its performance for different periods on a more comparable basis by excluding items that are unique in nature such as non-cash compensation, or do not relate to the ongoing operation of its core business. The items presented in calculating Adjusted EBITDA and other Non-GAAP measurements represent specific events or items as follows:

•

Cash Severance — costs associated with payments to former executive officers of the Company in the three-month periods ended June 30, 2009 and March 31, 2009, and restructuring and downsizing of the Company’s employee base during the three-month periods ended March 31, 2008, June 30, 2008 and December 31, 2008;

•

Non-cash Compensation – the costs of employee stock options and restricted stock; the three month periods ended June 30, 2009 and March 31, 2009 include $0.2 million and $0.3 million, respectively, related to the acceleration of employee stock option expense to former executive officers of the Company upon their respective resignations from the Company;

•

Tax benefit, Net – the amount recorded in the three-month period ended December 31, 2007 resulting from the release of a portion of the reserve against the Company’s deferred tax assets, net of deferred income tax expense recorded in the period;

•	Strategic Initiatives – the expenses recorded in connection with merger and acquisition activities during the three-month period ended December 31, 2007;

•	Employment Matters – the cost of the Company’s review of wage/hour classifications for certain employees during the three-month period ended December 31, 2007;

•

Loss on Sale of Assets – a one-time loss for accounting purposes recorded in connection with the Company’s April 2008 sale of its Australia-based lab and radiology business, with operations in Australia, New Zealand and the United Kingdom.

Exhibit 4 to Press Release Dated November 5, 2009

Exhibit 5

QUADRAMED CORPORATION

Reconciliation of EBITDA and Non-GAAP Measurements

(in thousands, except percentages)

(unaudited)

	For the Nine Months Ended
	9/30/2009	9/30/2008
EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)

Net income, as reported	$3,752	$4,565

Adjustments to Net Income for EBITDA
Interest Expense	51	99
Interest Income	(179)	(460)
Provision for Income Taxes	1,677	2,963
Depreciation and Amortization	3,063	3,430

Subtotal Non-GAAP Adjustments for EBITDA	4,612	6,032

EBITDA	$8,364	$10,597

EBITDA % to Revenue	7.8%	9.5%

Non-GAAP Adjustments to EBITDA
Non-cash Compensation	1,740	2,445
Cash Severance	1,292	722
Loss on Sale of Assets	—	1,115

Subtotal Non-GAAP Adjustments to EBITDA	3,032	4,282

Adjusted Non-GAAP EBITDA	$11,396	$14,879

Adjusted Non-GAAP EBITDA % to Revenue	10.7%	13.3%

Non-GAAP Net Income before Preferred Stock Accretion

Net income, as reported	$3,752	$4,565

Non-GAAP adjustments to Net income
Non-cash Compensation	1,740	2,445
Cash Severance	1,292	722
Loss on Sale of Assets	—	1,115

Subtotal Non-GAAP adjustments	3,032	4,282

Non-GAAP net income	$6,784	$8,847

Other Information

Revenue	$106,689	$111,866
Costs of Revenue	$43,596	$46,773

Gross Margin	$63,093	$65,093

Gross Margin %	59%	58%

About Adjusted EBITDA and other Non-GAAP Measurements

The Company’s use and presentation of the terms EBITDA, Adjusted EBITDA and other Non-GAAP measurements included in this press release and Exhibits 4 and 5 hereto, and the reconciliations of those items to the most directly comparable GAAP financial measure with equal or greater prominence as the non-GAAP financial measures, have been prepared in direct response to questions from its investors and other interested parties. Although the Company has frequently discussed these reconciling items when they occur, both in its filings as well as in investment community conference calls that are open to the public at large, many inquiries are still made as to the nature of these items, and the impact of removing these items from the GAAP financial results. As a result, the Company believes it is important to provide these reconciliations, so that the requesting investors will not have to perform the arithmetic themselves and so that all interested parties will benefit from the disclosures and reconciliations, through a straightforward and unambiguous presentation. The Company believes that the use and presentation of the terms EBITDA, Adjusted EBITDA and the other non-GAAP financial measures is useful because it allows readers of its financial information to evaluate its performance for different periods on a more comparable basis by excluding items that are unique in nature such as non-cash compensation, or do not relate to the ongoing operation of its core business. The items presented in calculating Adjusted EBITDA and other Non-GAAP measurements represent specific events or items as follows:

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Cash Severance – costs associated with payments to former executive officers of the Company in the three-month periods ended June 30, 2009 and March 31, 2009, and restructuring and downsizing of the Company’s employee base during the three-month periods ended March 31, 2008, June 30, 2008 and December 31, 2008;

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Non-cash Compensation – the costs of employee stock options and restricted stock; the three month periods ended June 30, 2009 and March 31, 2009 include $0.2 million and $0.3 million, respectively, related to the acceleration of employee stock option expense to former executive officers of the Company upon their respective resignations from the Company;

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Tax benefit, Net – the amount recorded in the three-month period ended December 31, 2007 resulting from the release of a portion of the reserve against the Company’s deferred tax assets, net of deferred income tax expense recorded in the period;

•	Strategic Initiatives – the expenses recorded in connection with merger and acquisition activities during the three-month period ended December 31, 2007;

•	Employment Matters – the cost of the Company’s review of wage/hour classifications for certain employees during the three-month period ended December 31, 2007;

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Loss on Sale of Assets – a one-time loss for accounting purposes recorded in connection with the Company’s April 2008 sale of its Australia-based lab and radiology business, with operations in Australia, New Zealand and the United Kingdom.

Exhibit 5 to Press Release Dated November 5, 2009